CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 28, 2014, relating to the financial statements and financial highlights of Forensic Accounting ETF, a series of Exchange Traded Concepts Trust, for the period ended November 30, 2013, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen Fund Audit Services, Ltd.
Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
March 28, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 29, 2014, relating to the financial statements and financial highlights of Yorkville High Income MLP ETF and Yorkville High Income Infrastructure MLP ETF, each a series of Exchange Traded Concepts Trust, for the year or period ended November 30, 2013, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm”  and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen Fund Audit Services, Ltd.
Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
March 28, 2014